UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 3, 2006
PATTERSON-UTI ENERGY, INC.
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22664 (Commission File Number)	75-2504748 (I.R.S. Employer Identification No.)

4510 Lamesa Highway Snyder, Texas (Address of Principal Executive Offices)	79549 (Zip Code)
Registrant’s telephone number, including area code: (325) 574-6300
(Former name or former address, if changed since last report): Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
Exhibit Description —— —
Press Release

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
     Patterson-UTI Energy, Inc. (the “Company”) wishes to disclose its press release dated May 3, 2006, furnished herewith as Exhibit 99.1, relating to the Company’s financial results for the first quarter ended March 31, 2006.
ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
     On May 3, 2006, the Company issued a press release, furnished herewith as Exhibit 99.1, announcing the resignation on May 3, 2006 of Glenn Patterson as President and Chief Operating Officer of the Company. Mr. Patterson will continue to be employed as an advisor to the Company.
     Cloyce A. Talbott, who currently serves as Chief Executive Officer, will assume the added duties of President as of May 3, 2006. The information required by Items 401(b), (d) and (e) and 404(a) of Regulation S-K with respect to Mr. Talbott is set forth in the Company’s Annual Report on Form 10-K/A (filed with the Securities and Exchange Commission on May 1, 2006) under Item 10, Directors and Executive Officers of the Registrant, and Item 13, Certain Relationships and Related Transactions, and the information under Items 10 and 13 with respect to Mr. Talbott is hereby incorporated by reference into this Current Report.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d)	The following exhibit is furnished herewith:

99.1 Press Release dated May 3, 2006, relating to the financial results of Patterson-UTI Energy, Inc. for the first quarter ended March 31, 2006 and the resignation of Glenn Patterson as President and Chief Operating Officer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.
	By:	/s/ John E. Vollmer III
John E. Vollmer III
Dated: May 3, 2006		Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated May 3, 2006, relating to the financial results of Patterson-UTI Energy, Inc. for the first quarter ended March 31, 2006 and the resignation of Glenn Patterson as President and Chief Operating Officer.